UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-1314052

(Commission File Number)

000000000

(I.R.S. Employer Identification Number)

14 Rue Kleberg, CH-1201 Geneva, Switzerland

(Address of principal executive offices, including zip code)

011-41-2271-65-300

(Registrant's telephone Number, including area code)

101-4837 CANYON RIDGE CRESCENT; KELOWNA, BRITISH COLUMBIA, CANADA V1W 4A1

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 17, 2007, Dr. Cameron Durrant was appointed to the board of directors of our company.

Dr. Cameron Durrant:

Before joining Johnson & Johnson, Dr. Durrant was president and CEO of Pediamed Pharmaceuticals. Dr. Durrant’s background also includes executive-level positions with Merck & Co., GlaxoSmithKline and Pharmacia (now Pfizer). Dr. Durrant was a regional winner and national finalist for Ernst & Young’s Entrepreneur of the Year award in 2005. Dr. Durrant holds a MBA from Henley Management College at Oxford and a MB and BCh (equivalent to American MD degree) from the Welsh National School of Medicine in Cardiff, U.K.

Our board of directors now consists of Harvey Lalach, Dr. Panos Kontzalis, Dr. Alexandre Vamvakides, and Dr. Cameron Currant.

There are no family relationships between any of our directors or executive officers.

Item 7.01.	Regulation FD Disclosure

On December 17, 2007, we announced the appointment of a new director, Dr. Cameron Durrant to the board.

Item 9.01.	Financial Statements and Exhibits.
99.1	News release dated December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Per:

/s/ Harvey Lalach

Harvey Lalach

President , Chief Financial Officer, and Secretary

Dated: December 21, 2007

CW1593745.1